Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re:

Chapter 11
APPLIANCESMART, INC.	Case No.: 19-13887 (MG)

Debtor.

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ORDER OF FINAL DECREE

The Debtor’s Fourth Amended Plan of Reorganization (the “Plan”) having been filed with the Court (ECF Docket # 145), and the Court having entered an Order Confirming the Plan on December 12, 2021, and it appearing that the Debtor’s estate has been fully administered, it is hereby

ORDERED, that the Debtor shall reserve sufficient funds to pay the office of the United States Trustee the appropriate amount of any quarterly fees due pursuant to 28 U.S.C. § 1930 and any applicable interest due pursuant to 31 U.S.C. § 3717, which fees and interest shall be paid within 10 days from the entry of the order of final decree, and the Debtor shall simultaneously provide to the office of the United States Trustee the appropriate affidavit indicating cash disbursements, if any, for the relevant period and; it is further

ORDERED, that the Chapter 11 case is hereby closed.

THE UNDERSIGNED HAS NO

OBJECTION TO ENTRY OF

THEFOREGOING ORDER

UNITED STATES TRUSTEE FOR

THE SOUTHERN DISTRICT OF

NEW YORK

BY:	/s/ Paul Schwartzberg
Paul Schwartzberg
Office of the United States Trustee
201 Varick Street, Suite 1006
New York, NY 10014-4811

IT IS SO ORDERED.

Dated: February 28, 2022

New York, New York

/s/ Martin Glenn
MARTIN GLENN
United States Bankruptcy Judge